UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 25, 2025

BALANCE LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-202959	47-1146785
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

407 Lincoln Road, Suite 701

Miami Beach, Florida 33139

(Address of Principal Executive Offices)

(305) 907-7600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On August 25, 2025, the Board of Directors (the “Board”) of Balance Labs, Inc., a Delaware corporation (the “Company”) appointed Alan Campbell as the Chief Executive Officer (“CEO”) of the Company, effective immediately (the “Effective Date”).

Mr. Campbell, age 48, has held senior leadership roles at CoinDesk Indices and Bloomberg L.P. Most recently, from March 2022 to May 2025, he served as President of CoinDesk Indices, a subsidiary of Bullish, Inc. (NYSE: BLSH), responsible for creating and implementing the company’s strategic direction. Previously, at Bloomberg L.P. from 2000 to 2022, he developed Bloomberg’s index business and most recently served as Global Product Manager from January 2009 to March 2022, overseeing strategy and P&L for equity, commodity, multi-asset, and digital asset indices. He also served as Global Business Manager supporting the CEO on special projects and Global Data Manager in London, leading analyst teams. Mr. Campbell holds a Bachelor’s degree in European Business & Languages from Glasgow Caledonian University, including a year at Pforzheim University in Germany.

In connection with his appointment, the Company and Mr. Campbell entered into an employment agreement (the “CEO Employment Agreement”), effective as of the Effective Date, that provides for the following material terms.

Under the terms of the CEO Employment Agreement, Mr. Campbell is eligible to receive an annual base salary of $350,000, effective on the sooner of (i) 75 days from the Effective Date or (ii) the date the Company completes a capital raise of at least $20,000,000, and subject to annual review, the base salary may be increased, but not decreased, at the Company’s discretion. In addition, Mr. Campbell is eligible to receive an annual performance bonus with an aggregate annual target of 65% of his base salary based upon the assessment of Mr. Campbell’s performance and attainment of targeted goals as set by the Board, subject to potential increase by the Board (the “Target Bonus”). On the Effective Date, Mr. Campbell will receive a one-time equity award with an aggregate value equal to 3.6% of the Company’s total issued and outstanding shares, which shall vest in equal parts annually over a three-year period, assuming Mr. Campbell’s continued employment by the Company through each such date, subject to the terms of the applicable award agreement. Mr. Campbell is required to maintain a minimum ownership of 3.6% of the Company’s total issued and outstanding shares on a fully diluted basis until such time that the Company has raised a threshold aggregate of $1,000,000,000 in total capital, which shall be subject to anti-dilution protections in the event of a dilutive issuance prior to reaching such threshold. Mr. Campbell is eligible to receive all other benefits offered to senior executives of the Company under the Company’s benefit practices and plans.

The CEO Employment Agreement has an initial term of two years and will automatically renew for successive two-year terms unless either the Company or Mr. Campbell provides at least 90 days’ written notice that the Company or Mr. Campbell, as the case may be, wishes to terminate the agreement. Mr. Campbell will be bound by standard restrictive covenants under the CEO Employment Agreement, including, among other terms, non-competition obligations.

Upon Mr. Campbell’s termination by the Company for Cause or Mr. Campbell’s resignation without Good Reason (each as defined in the CEO Employment Agreement), Mr. Campbell shall be entitled to any base salary, annual bonus from the prior year earned but not paid, and any vested benefits and unreimbursed business expenses (together, the “Accrued Obligations”). Upon termination other than for Cause or Mr. Campbell’s resignation for Good Reason, Mr. Campell shall receive the Accrued Obligations and shall be entitled to receive a lump sum cash severance equal to the sum of his base salary, plus 100% of the Target Bonus, a pro-rated annual bonus for the current year, acceleration of all of his unvested and outstanding equity time-based vesting awards (the “Equity Acceleration”), payment of COBRA premiums for up to 12 months, and six months of outplacement services. If the Company terminates Mr. Campbell’s employment within 12 months of when the Company enters into a definitive agreement for a transaction constituting a Change of Control event (as defined in the CEO Employment Agreement) other than for Cause or Mr. Campbell’s resignation for Good Reason, Mr. Campbell shall be entitled to receive a lump sum cash payment equal to 18 months of salary, plus 150% of the Target Bonus; a pro-rated annual bonus for the current year, the Equity Acceleration, payment of COBRA premiums for up to 12 months, and 12 months of outplacement services. Upon Mr. Campbell’s death or disability, Mr. Campell’s estate or beneficiaries shall receive six months of base salary continuation, a pro-rated Target Bonus, payment of COBRA premiums for up to 12 months, the Equity Acceleration, and (in the event of disability) any long-term disability benefits per the then in effect Company plans. In the event of a termination by the Company other than for Cause or Mr. Campbell’s resignation for Good Reason, Mr. Campbell shall only receive such compensation upon the execution of a customary mutual general release.

The foregoing description of the CEO Employment Agreement is subject to and qualified in its entirety by reference to the full text of the CEO Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Mr. Campbell does not have a family relationship with any of the officers or directors of the Company. There are no related party transactions with regard to Mr. Campbell reportable under Item 404(a) of Regulation S-K.

In connection with Mr. Campbell’s appointment, Michael D. Farkas, who currently serves as Chairman of the Board, President, and CEO of the Company, resigned from his role as CEO and continues to serve as Chairman of the Board and President, effective August 25, 2025.

Item 7.01. Regulation FD Disclosure.

On August 29, 2025, the Company issued a press release announcing the appointment of Mr. Campbell as CEO and Mr. Farkas’ leadership transition. A copy of the press release is being furnished as Exhibit 99.1 to this Form 8-K.

The information furnished under this Item 7.01 and in the accompanying Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	CEO Employment Agreement between Alan Campbell and Balance Labs, Inc. executed August 25, 2025
99.1	Press Release dated August 29, 2025
104	Cover Page Interactive Data File (embedded as Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALANCE LABS, INC.

Date: August 29, 2025	By:	/s/ Michael D. Farkas
	Name:	Michael D. Farkas
	Title:	Chairman of the Board and President